Exhibit 10.1

POST-CLOSING ADJUSTMENT AGREEMENT

This Post-Closing Adjustment Agreement (this “Adjustment Agreement”) is made as of April 26, 2006 by and between Alfa Financial Corporation, an Alabama corporation (the “Seller”), and OFC Servicing Corporation, a Georgia corporation (the “Buyer”). The Buyer and the Seller are referred to collectively as the “Parties.”

The Parties entered into that certain Asset Purchase Agreement dated June 6, 2005, as amended August 31, 2005, October 4, 2005, December 5, 2005 and December 31, 2005 (the “Asset Purchase Agreement”). The Parties now desire to make the post-closing adjustment and settlement contemplated by Section 2(c)(3) of the Asset Purchase Agreement.

In consideration of the mutual promises made in the Asset Purchase Agreement and in this Adjustment Agreement, the Parties hereby agree as follows:

1. Defined Terms. Any capitalized term used but not defined in this Adjustment Agreement shall have the meaning set forth in the Asset Purchase Agreement.

2. Updated Schedules. The following Updated Schedules, delivered by Buyer as required by Section 2(C)(3)(A), are attached hereto:

Schedule 1.1	Contract Trial Balance
Schedule 1.2	FF&E
Schedule 1.3	Other Receivables
Schedule 1.4	Past Due Leases
Schedule 1.5	Pending Leases
Schedule 1.7	Pre-Funded Leases
Schedule 1.8	Prepaid Expenses
Schedule 1.9	Reserve Listing
Schedule 1.12	UNL Leases
Schedule 1.13	Vehicle Leases
Schedule 1.14	VenCore Receivables
Schedule 1.15	Initial Direct Costs
Schedule 2	Settlement Statement
Schedule 5	Recourse Pool

Both Parties agree to and accept such Updated Schedules. Both Parties agree that the Schedule 2 “Settlement Statement” attached hereto is the Conclusive Statement referred to in Section 2(c) of the Asset Purchase Agreement.

3. Change to Net Book Value of FF&E. Notwithstanding the definition of “Net Book Value” in Section 1 of the Asset Purchase Agreement, the Net Book Value of the FF&E for purposes of the Settlement Statement shall be as set forth on the Conclusive Statement.

4. Purchase Price Adjustment. The Purchase Price set forth on the Schedule 2 “Settlement Statement” attached to Amendment No.4 to the Asset Purchase Agreement set forth a total Purchase Price of $59,365,517.64, computed as if the Closing Date were November 30, 2005. The total Purchase Price set forth on the Conclusive Statement, computed as of the actual Closing Date of December 31, 2005, is $56,215,119.42. The difference of $3,150,398.22 (the “Final Adjustment Amount”) is owed by the Seller to the Buyer, and shall be treated as an adjustment to the Purchase Price for all tax purposes by the Seller and the Buyer.

5. Payment of Final Adjustment Amount.

(a) Term Note. Section 2(d) of the Asset Purchase Agreement provides that the Seller will finance a portion of the Purchase Price equal to 95% of the Net Book Value of the Acquired Receivables. As reflected on the Conclusive Statement, the Net Book Value of the Acquired Receivables at December 31, 2005 was $58,466,696.98, and 95% of that amount is $55,543,362.13. At the Closing, Buyer executed and delivered to Seller the Term Note for the principal amount of $57,102,998.16, which means the principal amount of the Term Note should be reduced by $1,559,636.03. Within three Business Days after the date of this Adjustment Agreement, each of Buyer and Seller shall execute and deliver to the other and amendment to the Term Note in the form attached hereto as Exhibit A, providing for the currently outstanding principal balance of the Terminate to be reduced by $1,559,636.03.

(b) Cash. Seller will pay to Buyer the remainder of the Final Adjustment Amount, $1,590,762.19, in cash in accordance with Section 5(d) below.

(c) Interest. In accordance with Section 2(e) of the Asset Purchase Agreement, Seller will pay Buyer interest on the Final Adjustment Amount in the amount of $19,285.27.

(d) Wire Transfer. In satisfaction of all amount owed pursuant to Sections 5(b) and 5(c), on April 28, 2006, Seller shall pay to Buyer the sum of $1,610,047.46, determined as follows:

Per Section 5(b)	$1,590,762.19
Per Section 5(c)	19,285.27

TOTAL	$1,610,047.46

Such wire transfer shall be in immediately available funds and shall be paid to the following account:

MidCountry Financial Corp.
201 Second Street, Suite 950
Macon, Georgia 31201
ABA # 061113415
Account # 5146961640

Bank:	BB and T
201 Second Street
Macon, GA 31201

6. Settlement of Other Amounts Owed by the Parties.

(a) Remainder of Cash in Seller’s Bank Accounts. As reflected on the Cash Transfer Schedule dated February 14, 2006 attached hereto as Exhibit B, Buyer owes Seller the sum of $586,506.17, which is for checks outstanding at December 31, 2005 in Seller’s bank accounts that were assumed by Buyer (the “Assumed Bank Accounts”). The parties agree that no interest is owed on such amount.

(b) Lease Payments Collected by Seller on Buyer’s Leases. The parties agree that, on or before December 31, 2005, Seller collected lease payments on Buyer’s behalf with respect to leases then owned by Buyer in the aggregate amount of $1,117,974.80. The parties agree that no interest is owed on such amount.

(c) Sales Tax Reimbursement. As reflected on the Cash Transfer Schedule attached hereto as Exhibit B, Buyer owes Seller the sum of $192,331.19, which is the amount of sales taxes paid by Seller during such cash transfer. The full amount of sales taxes as of December 31, 2005 are a “Buyer’s Credit” on the Conclusive Statement, and consequently Seller is entitled to be reimbursed for the portion of sales taxes paid by it during the February cash transfer. The parties agree that no interest is owed on such amount.

(d) Wire Transfer. In satisfaction of all amounts owed pursuant to Sections 6(a), 6(b) and 6(c), on April 28, 2006, Seller shall pay to Buyer the sum of $339,137.44, determined as follows:

Per Section 6(a)	$(586,506.17)
Per Section 6(b)	1,117,974.80
Per Section 6(c)	(192,331.19)

TOTAL	$339,137.44

Such wire transfer shall be in immediately available funds and shall be paid to the following account:

MidCountry Financial Corp.
201 Second Street, Suite 950
Macon, Georgia 31201
ABA # 061113415
Account # 5146961640

Bank:	BB and T
201 Second Street
Macon, GA 31201

7. Provision for Payment of Other Amounts Owed by Buyer.

(a) Late Charges and Other Fees. Not later than May 1, 2006, Buyer shall remit to Seller in cash the total amount of late charges and other fees collected on the Acquired Receivables for the period January 1, 2006 through March 31, 2006 that were assessed at December 31, 2005. Buyer shall provide to Seller such reasonable detail as Seller may request to confirm the amount owed pursuant to this Section 7(a).

(b) Earnings on Assumed Bank Accounts. Not later than May 1, 2006, Buyer shall remit to Seller in cash the total amount of interest and other earnings actually earned on $6,923,992 for the period January 1, 2006 through February 14, 2006. Buyer shall provide to Seller such reasonable detail as Seller may request to confirm the amount owed pursuant to this Section 7(b).

(c) Wire Transfer. Buyer shall pay to Seller the amounts required by Sections 7(a) and 7(b) not later than May 1, 2006 by means of a wire transfer of immediately available funds paid to the following account:

Bank Name: Wachovia Bank

ABA: 111-025-013

Account Name: Alfa Financial Corp.

Account Number: 2000-914-035-266

8. Counterparts. This Adjustment Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Adjustment Agreement as of the date first above written.

“Seller”
ALFA FINANCIAL CORPORATION

By:
Name: Bill Harper
Title: Sr. Vice President

“Buyer”
OFC SERVICING CORPORATION

By:
Name: Richard A. Hills, Jr.
Title: Vice President

Exhibit A

AMENDMENT NO.1 TO TERM NOTE

THIS AMENDMENT NO.1 TO TERM NOTE (this “Amendment”) is made this 26th day of April, 2006, by and between OFC Servicing Corporation, a Georgia corporation (the “Borrower”), and Alfa Financial Corporation, an Alabama corporation (the “Lender”).

WHEREAS, the Borrower executed and delivered to the Lender that certain Term Note dated December 31, 2005 in the principal amount of $57,102,998.16 (the “Term Note”), pursuant to the terms of that certain Loan and Security Agreement by and between the parties dated December 31, 2005 (the “Loan Agreement”); and

WHEREAS, pursuant to the Post-Closing Adjustment Agreement by and between the parties dated of even date herewith (the “Adjustment Agreement”), the outstanding principal amount of the Term Note should be reduced by the sum of $1,559,636.03;

NOW, THEREFORE, in consideration of the mutual promises made in the Adjustment Agreement and other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The currently outstanding principal amount of the Term Note is hereby reduced by $1,559,636.03.

2. All other terms and conditions of the Term Note and the Loan Agreement remain in effect without amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers under seal as of the date first above written.

OFC SERVICING CORPORATION

By:
	Name:	Richard A. Hills, Jr.
	Title:	Vice President

ALFA FINANCIAL CORPORATION

By:
	Name:	Bill Harper
	Title:	Senior Vice President

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The undersigned hereby grants its consent to the foregoing Amendment No. 1 to the Term Note, for purposes of the Guaranty dated as of December 31, 2005 provided by the undersigned in favor of Alfa Financial Corporation:

MIDCOUNTRY FINANCIAL CORP.

By:
	Name:	Richard A. Hills, Jr.
	Title:	Executive Vice President and General Counsel

	Date:	April 27, 2006

Exhibit B

OFC

Cash Transfer

February 14, 2006

Description		Original Amount	Revised Amount
Cash On Hand		8,992,001.19	8,992,001.19
Less: Payments To Lenders 1/10/05
Wells		961,615.92	961,615.92
Bank of Tokyo		64,015.78	64,015.78
Sovereign		201,102.95	201,102.95
December Sales Tax Liabilities	2155	192,331.19	192,331.19

[A]		1,419,065.84	1,419,065.84

December Outstanding Checks		586,507.17	0
Overpayment Refund		1,595.50	1,596.50

[A]		588,102.67	1,596.50

January Payments on Behalf of Alfa	Account
Repossessed Assets	1400	37,486.13	37,486.13
Travel Expense Reimb - December	5160	135.66	135.66
Inspection Fees - December Activity	4535	604.93	604.93
Temporary Help - December	5131	1,914.40	1,914.40
Legal Fees	5400	20,591.42	20,591.42
Collection Expense	5810	107.75	107.75

[A]		60,840.29	60,840.29

Total Cash Reductions [A]		2,068,008.80	1,481,502.63
Cash Transfer to Alfa - 2-14-06		6,923,992.39	7,510,498.56

Net Amount			586,506.17